EXHIBIT 16



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

June 11, 2002


Dear Sir/Madam:

We have read the first, third and fourth paragraphs of Item 4 included in the Form 8-K/A, dated May 29, 2002 and filed June 11, 2002, of Qwest
Communications International Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

Copy to:
Robin R. Szeliga, Chief Financial Officer
Qwest Communications International Inc.



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